UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2023

ZYVERSA THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41184	86-2685744
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2200 N. Commerce Parkway, Suite 208 Weston, Florida	33326
(Address of principal executive offices)	(Zip Code)

(754) 231-1688

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	ZVSA	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On October 31, 2023, the Company held its 2023 annual meeting of stockholders (the “Annual Meeting”). On September 11, 2023, the record date for the Annual Meeting, there were 36,394,188 shares of the Company’s common stock outstanding and entitled to vote. Proxies were submitted by stockholders representing approximately 54.9% of the shares of the Company’s common stock outstanding and entitled to vote, which constituted a quorum. At the Annual Meeting, the Company’s stockholders voted on five Proposals, each of which is described in more detail in the proxy statement for the Annual Meeting (the “Proxy Statement”).

The following is a brief description of each matter voted upon and the results, including the number of votes cast for and against each matter and, if applicable, the number of abstentions and broker non-votes with respect to each matter. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition of management’s solicitation.

1. Election of Class I Directors.

With respect to Proposal No. 1, stockholders elected the two Class I director nominees (Gregory G. Freitag and James Sapirstein) to hold office for a term of three years and until their successors are duly elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Gregory G. Freitag	12,139,841	3,448,630	4,399,790
James Sapirstein	12,142,342	3,446,129	4,399,790

2. Ratification of Auditors.

With respect to Proposal No. 2, stockholders ratified the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2023. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
16,455,384	3,112,652	420,225	-

3. Approval of Charter Amendment to Increase Capital Stock.

With respect to Proposal No. 3, stockholders adopted and approved of an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of capital stock from 111,000,000 to 251,000,000 and the Company’s authorized shares of common stock from 110,000,000 shares to 250,000,000 by filing a Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation in the form attached to the Proxy Statement with the Secretary of State of the State of Delaware. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,435,628	6,334,939	217,694	-

4. Approval of Amendment and Restatement of 2022 Omnibus Equity Incentive Plan.

With respect to Proposal No. 4, stockholders approved an amendment and restatement of the Company’s 2022 Omnibus Equity Incentive Plan to increase the number of shares of common stock reserved for issuance thereunder by 4,000,000 shares to 5,453,107 shares. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
10,934,711	4,536,157	117,603	4,399,790

5. Approval of Charter Amendment for Reverse Stock Split.

With respect to Proposal No. 5, stockholders adopted and approved an amendment to the Company’s Second Amended and Restated Certificate of Incorporation to effect a reverse stock split of the Company’s issued shares of common stock at a ratio within the range of not less than 1-for-10 and not greater than 1-for-50, with the exact ratio within such range to be determined at the sole discretion of the Company’s board of directors, without further approval or authorization of the Company’s stockholders before the filing of an amendment to the Second Amended and Restated Certificate of Incorporation effecting the proposed reverse stock split. The voting results were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,294,640	6,354,694	338,927	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYVERSA THERAPEUTICS, INC.

November 2, 2023	By:	/s/ Stephen Glover
	Name:	Stephen Glover
	Title:	Chief Executive Officer